SCHEDULE 14A INFORMATION
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SI Financial Group, Inc.

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[Letterhead of SI Financial Group, Inc.]

April 5, 2006

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of SI Financial Group, Inc. The meeting will be held at Savings Institute Training Center, 579 N. Windham Road (Route 6), North Windham, Connecticut on Wednesday, May 3, 2006 at 9:00 a.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Wolf & Company, P.C., the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously voted.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Rheo A. Brouillard

Rheo A. Brouillard
President and Chief Executive Officer

SI Financial Group, Inc.
803 Main Street
Willimantic, Connecticut 06226
(860) 423-4581

Notice of Annual Meeting of Stockholders

On Wednesday, May 3, 2006, SI Financial Group, Inc. (the “Company”) will hold its annual meeting of stockholders at Savings Institute Training Center, 579 N. Windham Road (Route 6), North Windham, Connecticut. The meeting will begin at 9:00 a.m., local time. At the meeting, stockholders will consider and act on the following:

1.	The election of three directors to serve for a term of three years;

2.	The ratification of the appointment of Wolf & Company, P.C. as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006; and

3.	Such other business that may properly come before the meeting.

NOTE: The Board of Directors is not aware of any other business to come before the meeting.

Only stockholders of record as of the close of business on March 15, 2006 are entitled to receive notice of and to vote at the meeting and any adjournment or postponement of the meeting.

Please complete and sign the enclosed form of proxy and mail it promptly in the enclosed envelope. Your proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Sandra M. Mitchell

Sandra M. Mitchell
Corporate Secretary

Willimantic, Connecticut
April 5, 2006

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

SI FINANCIAL GROUP, INC.
__________________________________

PROXY STATEMENT
__________________________________

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of SI Financial Group, Inc. (“SI Financial” or the “Company”) to be used at the annual meeting of stockholders of the Company. The Company is the holding company for Savings Institute Bank and Trust Company (“Savings Institute”) and the majority-owned subsidiary of SI Bancorp, MHC (“SI Bancorp”). The annual meeting will be held at Savings Institute Training Center, 579 N. Windham Road (Route 6), North Windham, Connecticut on Wednesday, May 3, 2006 at 9:00 a.m., local time. This proxy statement and the enclosed proxy card are being first mailed to stockholders on or about April 5, 2006.

Voting And Proxy Procedure

Who Can Vote at the Meeting

You are entitled to vote your shares of SI Financial common stock if the records of the Company show that you held your shares as of the close of business on March 15, 2006. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or nominee. As the beneficial owner, you have the right to direct your broker on how to vote your shares. Your broker, bank or nominee has enclosed a voting instruction form for you to use in directing it on how to vote your shares.

As of the close of business on March 15, 2006, 12,499,586 shares of SI Financial common stock were outstanding. Each share of common stock has one vote. The Company’s Charter provides that record owners of the Company’s common stock (other than SI Bancorp) who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to any vote in respect of the shares held in excess of that 10% limit.

Attending the Meeting

If you are a stockholder as of the close of business on March 15, 2006, you may attend the meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank, broker or other nominee are examples of proof of ownership. If you want to vote your shares of SI Financial common stock held in street name in person at the meeting, you will need a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote By SI Bancorp

SI Bancorp, the mutual holding company for the Company, owned 58.3% of the outstanding shares of common stock of the Company as of March 15, 2006. All shares of common stock owned by SI Bancorp will be voted in accordance with the instructions of the Board of Directors of SI Bancorp, the members of which are identical to the members of the Board of Directors of the Company. SI Bancorp is expected to vote such shares “FOR” each nominee for election as a director and “FOR” ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm.

Vote Required

The annual meeting will be held only if there is a quorum. A majority of the outstanding shares of SI Financial common stock entitled to vote, represented in person or by proxy, constitutes a quorum. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes for determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast at the annual meeting. “Plurality” means that the nominees receiving the largest number of votes cast will be elected. Votes that are withheld will have no effect on the outcome of the election.

In voting to ratify the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, this matter requires the affirmative vote of a majority of the votes present in person or by proxy at the annual meeting and entitled to vote. Abstentions will have the same effect as a negative vote.

Because SI Bancorp owns in excess of 50% of the outstanding shares of SI Financial common stock, the votes it casts will ensure the presence of a quorum and determine the outcome of Proposal 1 (Election of Directors) and Proposal 2 (Appointment of Independent Registered Public Accounting Firm).

Voting by Proxy

This proxy statement is being sent to you by the Board of Directors of SI Financial to request that you allow your shares of SI Financial common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of SI Financial common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends that you vote “FOR” each of the nominees for director and “FOR” ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm.

If any matter not described in this proxy statement is properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your shares of SI Financial common stock may also be voted by the persons named in the proxy card on the new meeting date, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Secretary of the Company in writing before your SI Financial common stock has been voted at the annual meeting, deliver a later-dated valid proxy or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

If your SI Financial common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker, bank or other nominee, you must contact your broker, bank or other nominee.

Participants in Savings Institute’s ESOP or 401(k) Plan

If you participate in the Savings Institute Bank and Trust Company Employee Stock Ownership Plan (the “ESOP”) or if you hold SI Financial common stock through the Savings Institute Profit Sharing and 401(k) Savings Plan (the “401(k) Plan”), you will receive a vote authorization form for each plan that will reflect all the shares that you may direct the trustees to vote on your behalf under the plans. Under the terms of the ESOP, all shares held by the ESOP are voted by the ESOP trustee, but each participant in the ESOP may direct the trustee how to vote the shares of Company common stock allocated to his or her account. Unallocated shares of common stock held by the ESOP and allocated shares for which no timely voting instructions are received will be voted by the ESOP trustee in the same proportion as shares for which the trustee has received voting instructions, subject to the exercise of its fiduciary duties. Under the terms of the 401(k) Plan, you are entitled to direct the trustee how to vote the shares of SI Financial common stock credited to your account in the 401(k) Plan. The 401(k) trustee will vote all shares for which it does not receive timely instructions from participants in the same proportion as the instructions the trustee receives from participants. The deadline for returning your voting instructions to each plan’s trustee is April 24, 2006.

Corporate Governance

General

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Code of Ethics and Business Conduct

The Company has adopted a Code of Ethics and Business Conduct that is designed to ensure that the Company’s directors, executive officers and employees meet the highest standards of ethical conduct. The Code of Ethics and Business Conduct requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Ethics and Business Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics and Business Conduct.

As a mechanism to encourage compliance with the Code of Ethics and Business Conduct, the Company has established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Ethics and Business Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code of Ethics and Business Conduct.

Meetings and Committees of the Board of Directors

The Company and Savings Institute conduct business through meetings of their Boards of Directors and their committees. During 2005, the Board of Directors of the Company met 16 times and the Board of Directors of Savings Institute met 14 times. No director attended fewer than 75% of the total meetings of the Boards of Directors and committees on which such director served.

The following table identifies the Company’s standing committees and their members as of March 15, 2006.

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee

Mark D. Alliod	X
Rheo A. Brouillard
Robert C. Cushman, Sr.			X
Roger Engle		X*
Donna M. Evan	X	X	X*
Robert O. Gillard			X
Henry P. Hinckley		X
Steven H. Townsend	X*
Number of Meetings in 2005	5	5	1
*Chairperson

Audit Committee. The Audit Committee is responsible for developing and monitoring the Company’s internal audit and compliance programs. The committee also receives and reviews all the reports and findings and other information presented to them by the Company’s officers regarding financial reporting policies and practices. The Audit Committee selects the independent registered public accounting firm and meets with them to discuss the results of the annual audit and any related matters. Each member of the Audit Committee is independent in accordance with the listing standards of the Nasdaq Stock Market. The Board of Directors has determined that Messrs. Alliod and Townsend are “audit committee financial experts.” The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Audit Committee Report.”

Compensation Committee. The Compensation Committee determines annual grade and salary levels for employees and establishes personnel policies. Each member of the Compensation Committee is independent in accordance with the listing standards of the Nasdaq Stock Market. The report of the Compensation Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Compensation Committee Report on Executive Compensation.”

Nominating and Governance Committee. The Nominating and Governance Committee is responsible for the annual selection of management’s nominees for election as directors and for developing a set of corporate governance policies and procedures. Each member of the Nominating and Governance Committee is independent in accordance with the listing standards of the Nasdaq Stock Market. The procedures of the Nominating and Governance Committee required to be disclosed by the rules of the Securities and Exchange Commission are included in this proxy statement. See “Nominating and Governance Committee Procedures.”

Attendance at the Annual Meeting

The Board of Directors encourages directors to attend the annual meeting of stockholders. All directors attended the 2005 annual meeting of stockholders.

Directors’ Compensation

Cash Retainer and Meeting Fees for Non-Employee Directors. The following table sets forth the applicable retainers and fees that will be paid to non-employee directors for their service on Savings Institute’s Board of Directors during 2006.

Quarterly Retainer (for service on SI Financial’s Board of Directors)	$500

Monthly Retainer	$500

Additional Monthly Retainer for Chairman of the Board:	$500

Fee per Board Meeting:
Regular Meeting	$400
Special Meeting	$250

Fee per Committee Meeting:
Loan Committee	$400
All other Committees	$250

Non-Employee Director Compensation

The following table sets forth the total cash and equity compensation paid to the Company’s non-employee directors for their Board service during 2005.

Director	Cash	Restricted Stock Awards (1)	Stock Options (2)

Mark D. Alliod	$10,800	—	10,000
Robert C. Cushman, Sr.	19,100	10,000	20,000
Roger Engle	19,850	10,000	20,000
Donna M. Evan	19,050	10,000	20,000
Robert O. Gillard	19,926(3)	10,000	20,000
Henry P. Hinckley	25,600	12,000	25,000
Steven H. Townsend	12,500	10,000	20,000
________________________
(1)           All restricted stock awards vest in equal installments over five years beginning on the first anniversary of the date of grant, which was May 17, 2005.
(2)       All options have an exercise price of $10.10, which equals the fair market value of our common stock on the date of grant, and vest in equal installments over five years beginning on the first anniversary of the date of grant.
(3)           The fees received by Mr. Gillard are deferred pursuant to the arrangement described below.

Director Deferred Fee Agreement. Savings Institute and Mr. Gillard have entered into an agreement that provides Mr. Gillard with the opportunity to defer the receipt of fees earned in connection with his service on the Board of Directors of Savings Institute. Under the terms of the agreement, Mr. Gillard may elect the manner and timing of distributions under the agreement at the time he elects to defer his fees.

Director Retirement Plan. Savings Institute maintains the Director Retirement Plan to provide designated directors with supplemental retirement benefits. Participants are eligible to retire and receive benefits under the plan as of the first of the month following the attainment of age 72 or before age 72 if the director has completed 15 years of service on the board of Savings Institute. Eligible directors who satisfy the retirement criteria are entitled to an annual retirement benefit equal to 70% of the average compensation received by the director for service as a director of Savings Institute during the three calendar years preceding the date on which the director terminated service. The amount is payable in monthly installments beginning with the first month of a director’s termination of service and ending on the earlier of: (1) the 120th month following commencement of such monthly payments; or (2) the date on which the director attains age 82. Directors who elect to receive an early retirement benefit will be paid an amount equal to his or her accrued liability balance as of the director’s early retirement date. Early retirement benefits will also be paid in monthly installments for the same period of time as normal retirement benefits. If a director dies after he or she has begun to receive payments under the plan, all remaining benefits payable will be paid to the director’s beneficiary, heirs or assigns. If a director dies before he or she commences benefits under the plan, the benefit payable to his or her beneficiary, heir or assign will be the accrued liability as of the date of the director’s death. No benefits will be paid under the plan if a director is terminated for cause as defined in the plan.

Stock Ownership

The following table provides information as of March 15, 2006 with respect to persons and entities known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock. A person or entity may be considered to beneficially own any shares of common stock over which the person or entity has, directly or indirectly, sole or shared voting or investing power.

Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding

SI Bancorp, MHC 803 Main Street Willimantic, Connecticut 06226	7,286,975(1)	58.3%
______________________________
(1)    Acquired in connection with the Company’s minority stock offering, which was completed on September 30, 2004. The members of the Board of Directors of SI Financial and Savings Institute also constitute the Board of Directors of SI Bancorp.

The following table provides information as of March 15, 2006 about the shares of SI Financial common stock that may be considered to be owned by each director or nominee for director of the Company, by those officers of the Company named in the Summary Compensation Table on page 11, and by all directors, nominees for director and executive officers of the Company as a group. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.

Name	Number of Shares Owned (Excluding Options) (1)(2)(3)	Percent of Common Stock Outstanding

Mark D. Alliod	2,800(4)	*

Rheo A. Brouillard	75,212(5)	*

Robert C. Cushman, Sr.	15,000	*

Sonia M. Dudas	35,748(6)	*

Roger Engle	24,073(7)	*

Donna M. Evan	20,000	*

Laurie L. Gervais	29,907	*

Robert O. Gillard	22,427(8)	*

Henry P. Hinckley	17,000	*

Brian J. Hull	52,829	*

Michael J. Moran	30,477	*

Steven H. Townsend	13,000	*

All Directors, Nominees and Executive Officers as a group (13 persons)	362,045	2.9%
____________________________________
*Less than 1% of the shares outstanding
(1)    Includes unvested shares of restricted stock awards held in trust, with respect to which the beneficial owner has voting but not investment power as follows: Messrs. Cushman, Engle, Gillard, Townsend and Ms. Evan, each — 10,000 shares; Mr. Brouillard—50,000 shares; Ms. Dudas—24,000 shares; Ms. Gervais—19,875 shares; Mr. Hinckley—12,000 shares; Mr. Hull—36,500 shares; and Mr. Moran—24,000 shares.
(2)    Includes shares allocated to the account of the individuals under the Savings Institute Bank and Trust Company Employee Stock Ownership Plan, with respect to each the individual has voting but not investment power as follows: Mr. Brouillard—955 shares; Ms. Dudas—618 shares; Ms. Gervais—477 shares; Mr. Hull—811 shares; and Mr. Moran—635 shares.
(3)    Includes shares held in trust in the Savings Institute Bank and Trust 401(k) Plan as to which each individual has investment and voting power as follows: Mr. Brouillard—15,840 shares; Ms. Dudas—6,102 shares; Ms. Gervais—7,032 shares; Mr. Hull—12,802 shares; and Mr. Moran—6,324 shares.
(4)    Includes 150 shares held by Mr. Alliod’s daughter and 450 shares held by the individual retirement account of Mr. Alliod’s spouse.
(5)    Includes 1,000 shares held by Mr. Brouillard’s spouse and 2,850 shares held by the individual retirement account of Mr. Brouillard’s spouse.
(6)    Includes 500 shares held by Ms. Dudas’ daughter.
(7)    Includes 25 shares and 48 shares held in a custodian account for Mr. Engle’s two children, under which Mr. Engle’s spouse has voting and investment power.
(8)    Includes 4,409 shares held by the individual retirement account of Mr. Gillard’s spouse.

Proposal 1 — Election of Directors

The Company’s Board of Directors consists of eight members. All of the directors are independent under the current listing standards of the Nasdaq Stock Market, except for Mr. Brouillard because he is an employee of SI Financial and Savings Institute. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Three directors will be elected at the annual meeting to serve for a three-year term or until their respective successors have been elected and qualified. The nominees for election are Donna M. Evan, Henry P. Hinckley and Steven H. Townsend.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute nominee proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of all of the nominees.

Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated in each nominee’s biography is as of December 31, 2005. There are no family relationships among the directors or executive officers. The indicated period for service as a director includes service as a director of Savings Institute.

Nominees for Election of Directors

The following nominees are standing for election for terms ending in 2009:

Donna M. Evan is a Sales Manager for Nutmeg Broadcasting, the owner of a commercial radio station located in Willimantic, Connecticut. Age 57. Director since 1996.

Henry P. Hinckley is the Chairman of the Board of Directors of SI Bancorp, SI Financial and Savings Institute. Mr. Hinckley also is the President of J.P. Mustard Agency, Inc., an insurance agency located in Willimantic, Connecticut. Age 65. Director since 1984.

Steven H. Townsend is a Managing Partner of Northeast Development Company, LLC and a member of the Board of Directors of SunOpta, Inc., which is quoted on the Nasdaq Stock Market. Mr. Townsend served in various executive positions, including Chairman of the Board, President and Chief Executive Officer, with United Natural Foods, Inc., a distributor of natural and organic food and related products located in Dayville, Connecticut, which is quoted on the Nasdaq Stock Market, from 2001 to 2005. Age 52. Director since 2003.

Directors Continuing in Office

The following directors have terms ending in 2007:

Rheo A. Brouillard has been the President and Chief Executive Officer of Savings Institute, SI Bancorp and SI Financial since 1995, 2000 and 2004, respectively. Age 51. Director since 1995.

Roger Engle was the President of The Crystal Water Company, a water supplier located in Danielson, Connecticut, from 1973 until his retirement in 2000. Mr. Engle currently serves as the First Selectman for the town of Brooklyn, Connecticut. He is also a director of Connecticut Water Service, Inc., which delivers water to customers throughout 42 towns in Connecticut and Massachusetts, and which is quoted on the Nasdaq Stock Market. Age 67. Director since 1998.

The following directors have terms ending in 2008:

Mark D. Alliod operates a public accounting firm in South Windsor, Connecticut, which has participated and successfully passed the Profession’s Peer Review Program. Age 42. Director since 2005.

Robert C. Cushman, Sr. is a former real estate appraiser with The Cushman Company located in Mystic, Connecticut. Age 71. Director since 1993.

Robert O. Gillard is the owner of the O.L. Willard Company, Inc., a full-service hardware store with locations in Storrs and Willimantic, Connecticut. Age 59. Director since 1999.

Proposal 2 - Ratification of Independent Registered Public Accounting Firm

For the fiscal years ended December 31, 2004 and 2003, the Company’s consolidated financial statements were audited by McGladrey & Pullen, LLP. On March 15, 2005, the Company dismissed McGladrey & Pullen and engaged Wolf & Company, P.C., the Company’s current independent registered public accounting firm. The decision to change independent registered public accounting firms was approved by the Audit Committee of the Board of Directors on March 15, 2005.

For the fiscal years ended December 31, 2004 and 2003 and up to the date of the replacement of McGladrey & Pullen, there were no disagreements with McGladrey & Pullen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of McGladrey & Pullen, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. McGladrey & Pullen’s reports on the consolidated financial statements for the fiscal years ended December 31, 2004 and 2003 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

For the fiscal years ended December 31, 2004 and 2003 and up to the date of the replacement of McGladrey & Pullen, the Company did not consult Wolf & Company, P.C. regarding (1) the application of accounting principles to a specified transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on the Company’s financial statements; or (3) any matter that was either the subject of a disagreement with McGladrey & Pullen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or the subject of a reportable event.

The Audit Committee of the Board of Directors has appointed Wolf & Company, P.C. to be the Company’s independent registered public accounting firm for the 2006 fiscal year, subject to ratification by stockholders. A representative of Wolf & Company, P.C. is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes present in person or by proxy at the annual meeting and entitled to vote, the Audit Committee of the Board of Directors will consider other independent registered public accounting firms. The Board of Directors recommends a vote “FOR” the ratification of the appointment of the independent registered public accounting firm.

Audit and Non-Audit Fees

The following table sets forth the fees billed to the Company for the year ended December 31, 2005 by Wolf & Company, P.C. and McGladrey & Pullen, LLP, the Company’s former independent registered public accounting firm and for the year ended December 31, 2004 by McGladrey & Pullen, LLP:

	2005	2004

Audit Fees(1)	$155,128	$381,862
Audit Related Fees(2)	31,476	9,737
Tax Fees(3)	33,262	38,225
All Other Fees(4)	4,700	3,900
___________________________________
(1)	For 2004, includes fees of $164,155 related to the Company’s minority stock offering and related securities registration statement.
(2)	Includes assurance and related services that are reasonably related to the performance of the audit or review of the financial statements and are not reported as “Audit Fees.”
(3)	Represents services rendered for tax compliance, tax advice and tax planning, including the preparation of the annual tax returns and quarterly tax payments.
(4)	For 2005, represents amounts paid to McGladrey & Pullen, LLP for assistance rendered to Wolf & Company, P.C., as the successor independent registered public accounting firm. For 2004, represents consultation fees regarding Federal Deposit Insurance Improvement Act documentation.

Pre-Approval of Services by the Independent Registered Public Accounting Firm

The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by the Company’s independent registered public accounting firm. The Audit Committee will consider annually and approve the provision of audit services by its independent registered public accounting firm and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit Committee also will consider on a case-by-case basis and, if appropriate, approve specific engagements.

Any proposed specific engagement may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at the next regular meeting of the Audit Committee. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its independent registered public accounting firm.

During the year ended December 31, 2005, the Audit Committee approved all Audit Related Fees, Tax Fees and All Other Fees set forth above.

Executive Compensation

Summary Compensation Table
The following information is furnished for the President and Chief Executive Officer and the next four highest paid executive officers who received a salary and bonus of $100,000 or more during the year ended December 31, 2005.

Long-Term Compensation
	Annual Compensation				Awards
Name and Position	Year	Salary	Bonus	Other Annual Compensation (1)	Restricted Stock Awards ($)(2)	Securities Underlying Options/SARs (#)	All Other Compensation (3)

Rheo A. Brouillard President and Chief Executive Officer	2005 2004 2003	$253,000 237,115 207,692	$35,000 24,678 16,217	$ — — —	$505,000 — —	100,000 — —	$27,560 27,224 21,578

Brian J. Hull Executive Vice President and Chief Financial Officer and Treasurer	2005 2004 2003	$157,269 144,231 118,327	$17,000 15,117 9,272	$ — — —	$368,650 — —	40,000 — —	$16,104 17,566 15,287

Michael J. Moran Senior Vice President, Senior Credit Officer	2005 2004 2003	$123,077 107,346 92,177	$20,221 15,258 15,390	$ — — —	$242,400 — —	27,000 — —	$15,397 13,135 7,695

Sonia M. Dudas Senior Vice President	2005 2004 2003	$123,077 106,731 99,844	$20,227 11,527 10,387	$ — — —	$242,400 — —	27,000 — —	$14,007 10,545 7,806

Laurie L. Gervais Vice President	2005 2004 2003	$ 90,096 79,039 73,827	$15,000 13,623 10,355	$ — — —	$200,738 — —	27,000 — —	$9,290 7,448 7,549
______________________________
(1)        Does not include the aggregate amount of perquisites and other benefits, which was less than $50,000 or 10% of the total annual salary and bonus reported.
(2)        Includes 50,000, 36,500, 24,000, 24,000 and 19,875 shares of restricted stock granted to Messrs. Brouillard, Hull, Moran, Ms. Dudas and Ms. Gervais, respectively, under the SI Financial Group, Inc. 2005 Equity Incentive Plan. The dollar amounts set forth in the table represent the market value of the shares on the date of grant. The restricted stock awards vest in five equal annual installments commencing on May 17, 2006, the first anniversary of the granting of the awards. When shares become vested and are distributed from the trust in which they are held, the recipients will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon. The number and value of all unvested shares of restricted stock held under the SI Financial Group, Inc. 2005 Equity Incentive Plan that are awarded to each named executive officer as of December 31, 2005, is as follows, based on $10.95, the closing price of the Company’s common stock on December 31, 2005:

	Number of Unvested Shares	Value of Unvested Shares

Mr. Brouillard	50,000	$547,500
Mr. Hull	36,500	399,675
Mr. Moran	24,000	262,800
Ms. Dudas	24,000	262,800
Ms. Gervais	19,875	217,631

(footnotes continued on following page)

(3)  Details of the amounts reported in the “All Other Compensation” column for 2005 are provided in the table below.

Item	Mr. Brouillard	Mr. Hull	Mr. Moran	Ms. Dudas	Ms. Gervais

Employer contribution to 401(k) plan	$8,420	$5,237	$4,193	$4,081	$3,147

Market value of allocations under the employee stock ownership plan	10,457	8,880	6,953	6,767	5,223

Market value of allocations under the supplemental executive retirement plan	4,007	-	-	-	-

Economic benefit of employer-paid premiums for split dollar life insurance	4,676	1,987	4,251	3,159	920

Total	$27,560	$16,104	$15,397	$14,007	$9,290

Employment Agreements

SI Financial and Savings Institute have entered into employment agreements with Messrs. Brouillard and Hull. The employment agreements are intended to ensure that SI Financial and Savings Institute will be able to retain the services of Messrs. Brouillard and Hull.

The employment agreements provide for a three-year term. The term of the employment agreements renew on an annual basis unless written notice of non-renewal is given by the Board of Directors. The employment agreements provide that Messrs. Brouillard’s and Hull’s base salary will be reviewed annually. The minimum base salaries under the employment agreements are $253,000 for Mr. Brouillard and $150,000 for Mr. Hull. In addition to the base salary, the employment agreements provide for, among other things, discretionary bonuses, participation in stock benefit plans and other fringe benefits applicable to executive personnel. The employment agreements provide for termination for cause, as defined in the employment agreements, at any time. If SI Financial or Savings Institute chooses to terminate the executive’s employment for reasons other than for cause, or if the executive resigns after specified circumstances that would constitute constructive termination, the executive (or, if he dies, his beneficiary) would be entitled to receive an amount equal to the remaining base salary payments due for the remaining term of the employment agreement and the contributions that would have been made on his behalf to any of SI Financial’s or Savings Institute’s employee benefit plans during the remaining term of the employment agreement. Savings Institute would also continue and/or pay for the executive’s life, medical, disability and dental coverage for the remaining term of the employment agreement. In the event Savings Institute terminates Messrs. Brouillard’s or Hull’s employment for reasons other than a change in control, the executive must adhere to a one-year non-competition agreement.

Under the employment agreements, if voluntary (upon circumstances discussed in the agreement) or involuntary termination follows a change in control of SI Financial or Savings Institute, Messrs. Brouillard or Hull, or, if either one dies, his beneficiary, would  be entitled to a severance payment equal to 2.99 times the average of the five preceding taxable years’ annual compensation. Savings Institute would also continue the benefits Messrs. Brouillard or Hull would have received under the retirement programs in which they participated before a change in control and under any health, life or disability coverage for 36 months. Internal Revenue Code Section 280G provides that severance payments that equal or exceed three times the individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and the employer would not be entitled to deduct such amount. The agreements provide that Messrs. Brouillard and Hull will not receive an excess parachute payment.

All reasonable costs and legal fees paid or incurred by Messrs. Brouillard or Hull in any dispute or question of interpretation relating to the employment agreement will be paid by Savings Institute if Messrs. Brouillard or Hull is successful on the merits in a legal judgment, arbitration or settlement. The employment agreements also provide that Savings Institute and SI Financial will indemnify Messrs. Brouillard or Hull to the fullest extent legally allowable.

Change in Control Agreements.  Savings Institute has entered into change in control agreements with Mr. Moran and Ms. Dudas and Ms. Gervais. The change in control agreements have an initial two-year term and are renewable by the Board of Directors for an additional year on an annual basis. If, following a change in control of SI Financial or Savings Institute, the executive is terminated without cause or the executive voluntarily resigns upon the occurrence of circumstances specified in the agreements, the executive will receive a severance payment under the agreement equal to two times his or her average annual compensation for the five most recent taxable years preceding the change in control. Savings Institute will also continue to provide each executive with life, medical and dental insurance coverage for 24 months following termination of employment in connection with a change in control.

Supplemental Executive Retirement Plan.  Savings Institute maintains the Savings Institute Supplemental Executive Retirement Plan. This plan provides restorative payments to executives designated by the Board of Directors who are prevented from receiving the full benefits contemplated by the employee stock ownership plan’s benefit formula and the full matching contribution under the 401(k) Plan due to the legal limitations imposed on tax-qualified plans. In addition to providing for benefits lost under the employee stock ownership plan and 401(k) Plan as a result of limitations imposed by the Internal Revenue Code, the supplemental executive retirement plan also provides supplemental benefits to participants upon a change in control (as defined in the plan) before the complete scheduled repayment of the employee stock ownership plan loan. Generally, upon such an event, the supplemental executive retirement plan will provide the participant with a benefit equal to what the participant would have received under the employee stock ownership plan had he remained employed throughout the term of the employee stock ownership plan loan, less the benefits actually provided under the employee stock ownership plan on behalf of such participant. The Board of Directors of Savings Institute has designated Mr. Brouillard to participate in the plan.

Group Term Replacement Plan. Savings Institute maintains the Group Term Replacement Plan to provide a death benefit to executives designated by the Compensation Committee of the Board of Directors.  The death benefits are funded through certain insurance policies, which are owned by Savings Institute, on the lives of the participating executives. Savings Institute pays the life insurance premiums that fund the death benefits from its general assets and is the beneficiary of any death benefits exceeding any executive’s maximum dollar amount specified in his or her split-dollar endorsement policy. The maximum dollar amount of each executive’s split-dollar death benefit equals three times the executive’s annual compensation less $50,000 pre-retirement and three times the executive’s final annual compensation post-retirement not to exceed a specified dollar amount. For purposes of the plan, annual compensation includes an executive’s base compensation, plus commissions and cash bonuses earned under Savings Institute’s bonus plan. Participation in the plan ceases if an executive is terminated for cause or the executive terminates employment for reasons other than death, disability or retirement. If Savings Institute wishes to maintain the insurance after a participant’s termination in the plan, Savings Institute will be the direct beneficiary of the entire death proceeds of the insurance policies.

Executive Supplemental Retirement Plan - Defined Benefit. Savings Institute maintains the Executive Supplemental Retirement Plan to provide Messrs. Brouillard, Hull and Moran and Ms. Dudas and Ms. Gervais with a retirement benefit equal to 70% of the final three-year average compensation less 50% of the executive’s annual social security benefit and the value of the executive’s annual benefit under employer-provided tax-qualified plans. Plan participants are entitled to their supplemental retirement benefit upon the earlier of the participant’s termination of employment (other than for cause) at or after attaining age 65, or on the date when the sum of the participant’s years of service and age total 80 (or 78 in the case of Mr. Hull). If a participant terminates employment before satisfaction of these requirements, the participant may receive an early retirement benefit that would be adjusted by 2% for each point by which the sum of the participant’s age and years of service is less than 80. Participants may elect to receive benefits under the plan in the form of a single life annuity with 15 guaranteed annual payments or a lump sum equal to the actuarial equivalent of the annuity payment. Should a participant die while employed with Savings Institute or after the payments have begun, the executive’s designated beneficiary will receive the balance in the executive’s plan liability account on the date of death in a lump sum cash payment. If a participant terminates employment in connection with a change in control (as defined in the plan), the participant will be entitled to a lump sum cash amount specified in the executive’s plan agreement payable within 30 days of the participant’s termination of employment. If the designated executives become disabled, Savings Institute will transfer funds to a Contingent Liability Trust equal to its accrued plan liability for the executive as of the date of the disability. When the accrued liability balance is transferred, Savings Institute’s obligation ends and a bank-owned disability policy from MassMutual Life Insurance Company covering the executive makes payments to the Contingent Liability Trust during the disability period.

Option Grants in Last Fiscal Year

The following table lists all grants of options to the named executive officers in 2005 and contains certain information about the potential value of those options based upon certain assumptions as to the appreciation of the Company’s stock over the life of the option.

	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in	Exercise or Base Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Options (2)
Name	(#)(1)	Fiscal Year	Per Share	Date	5%	10%

Rheo A. Brouillard	100,000	21.41%	$10.10	May 17, 2015	$635,000	$1,610,000
Brian J. Hull	40,000	8.57	10.10	May 17, 2015	254,000	644,000
Michael J. Moran	27,000	5.78	10.10	May 17, 2015	171,450	434,700
Sonia M. Dudas	27,000	5.78	10.10	May 17, 2015	171,450	434,700
Laurie L. Gervais	27,000	5.78	10.10	May 17, 2015	171,450	434,700
 ________________________
(1)    Options become exercisable in five equal annual installments commencing on May 17, 2006; provided, however, that options become immediately exercisable upon a change in control or if the optionee terminates employment due to death or disability.
(2)    The dollar gains under these columns result from calculations required by the Securities and Exchange Commission’s rules and are not intended to forecast future price appreciation of the common stock. Options have value only if the stock price increases above the exercise price shown in the table during the effective option period. In order for the executive to realize the potential values set forth in the 5% and 10% columns in the table, the price per share of the Company’s common stock would be approximately $16.45 and $26.20, respectively, as of the expiration date of the options.

Fiscal Year-End Option Values

As of December 31, 2005, none of the stock options granted were exercisable. Consequently, no stock options were exercised by Messrs. Brouillard, Hull, Moran, Ms. Dudas and Ms. Gervais during 2005. The following table provides certain information with respect to the number and value of shares of SI Financial common stock represented by outstanding options held by the named executive officers as of December 31, 2005.

	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Rheo A. Brouillard	—	100,000	$ —	$85,000
Brian J. Hull	—	40,000	—	34,000
Michael J. Moran	—	27,000	—	22,950
Sonia M. Dudas	—	27,000	—	22,950
Laurie L. Gervais	—	27,000	—	22,950
_____________________________________
(1)    Value of unexercisable in-the-money stock options equals the market value of shares covered by in-the-money options on December 31, 2005, less the option exercise price. Options are in-the-money if the market value of shares covered by the options is greater than the exercise price.

The report of the Compensation Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Report on Executive Compensation

Compensation Committee Report on Executive Compensation. Under the rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information regarding the compensation and benefits provided to the Company’s Chief Executive Officer and the other executive officers of the Company and Savings Institute for the year ended December 31, 2005. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Company’s Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

Compensation Policies and Procedures. The Compensation Committee reviews management’s recommendations for compensation and benefits for officers and employees, including officers and employees of Savings Institute. The Compensation Committee recommends to the full Board of Directors an amount and composition of compensation to be paid to the executive officers, including the President and Chief Executive Officer. The Board of Directors reviews and considers such compensation recommendations.

Management is faced continually with competitive and economic challenges. The Compensation Committee believes that, if the Company is to be successful, its compensation programs must be structured to attract and retain the highest quality employees available. The Company’s executive compensation programs are intended to provide incentives that will reward managers for achieving superior levels of performance, which strengthen the Company and enhance stockholder value.

The Compensation Committee annually reviews and evaluates base salary and bonuses for all executive officers, and in conducting such reviews places primary consideration upon the recommendations by the President and Chief Executive Officer, along with the rationale for such recommendations, except for the compensation review of the President and Chief Executive Officer. The President and Chief Executive Officer does not participate in the Compensation Committee’s decision as to his compensation package.

To achieve the compensation objectives established by the Compensation Committee, in 2005, the Company’s executive compensation program consisted of three main elements, base salary, bonus and incentive compensation. In addition, executive officers participate in other benefit plans available to all employees, including the Savings Institute Bank and Trust Company Employee Stock Ownership Plan and the Savings Institute Profit Sharing and 401(k) Plan, and may be selected to participate in supplemental benefit plans.

In establishing individual compensation levels, the Compensation Committee considers the Company’s overall objectives and performance, the Company’s stock performance, peer group comparisons and individual performance. No formula is used to determine an executive’s salary. The Company’s overall performance and the achievement of financial and business objectives are considered. Increases in compensation are recommended based on strong individual performance in relationship to Company and individual goals.

Base Salaries. Salaries recommended by the Compensation Committee are intended to be consistent and competitive with the practices of comparable financial institutions and each executive’s level of responsibility. The Compensation Committee utilized peer comparison survey data it prepared. Adjustments were made this year: (1) to reflect the performance of the Company, the executive and any increased responsibilities assumed by the executive; and (2) based on the peer comparison survey.

Bonus. Bonuses were paid on a subjective, discretionary basis at the end of the fiscal year based on the Company’s overall performance. Specific factors included: return on equity; return on assets; efficiency ratio; stock price performance; and earnings improvement over the prior year. In addition, performance against the Company’s strategic plan was measured. The President and Chief Executive Officer was invited to participate in the discussion about fiscal year bonuses for executives. He did not participate in any discussion related to his own bonus.

Incentive Compensation. The executive incentive awards, including stock options and restricted stock awards, paid for 2005 reflect each individual’s level of accomplishment, as based on the preparation of a written performance review, and the Company’s performance, including earnings per share, asset growth and return on equity.

President and Chief Executive Officer Compensation. The compensation of the President and Chief Executive Officer during fiscal 2005 consisted of the same elements as for other senior executives, including salary, bonus and incentive compensation. In reviewing base salary, the Committee consulted the Connecticut Bankers Association Salary Survey. Particular focus was placed on the level of compensation paid to chief executive officers of depository institutions and their holding companies of comparable size and performance characteristics. The Committee observed that Mr. Brouillard’s base compensation was commensurate with the survey information used for comparative purposes.

Mr. Brouillard was paid a discretionary cash bonus of $35,000 for fiscal 2005. In determining an appropriate 2005 bonus for Mr. Brouillard, the committee considered his leadership of the Company and the continued success of the Company as demonstrated by, among other things, strong loan and deposit growth and continued solid asset quality. In addition, the independent directors reviewed the cash bonuses paid to chief executive officers of similar institutions. The independent directors did not assign weights or rankings to any single performance factor but instead made subjective determinations based on a consideration of all the factors in the Company’s business performance. The Committee observed that after Mr. Brouillard’s base compensation was established, it was commensurate with the survey information used for comparative purposes.

Compensation Committee of the SI Financial Group, Inc. Board of Directors

Roger Engle, Chair
Donna M. Evan
Henry P. Hinckley

Stock Performance Graph

The following graph compares the cumulative total stockholder return on the Company’s common stock with the cumulative total return on the Nasdaq Index (U.S. Companies) and with the SNL $500M - $1B Thrift Index. Total return assumes the reinvestment of all dividends. The graph assumes $100 was invested at the close of business on October 1, 2004, the initial day of trading of the Company’s common stock.

	Period Ending
	10/01/04	12/31/04	6/30/05	12/31/05

SI Financial Group, Inc.	$100.00	$109.38	$104.40	$ 98.54
NASDAQ Composite.	100.00	112.19	106.44	117.50
SNL $500M-$1B Thrift Index	100.00	107.90	100.14	102.54

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in SI Financial common stock during the year ended December 31, 2005, except for one late report filed by Mr. Alliod with regard to the purchase of Company common stock.

Transactions with Management

Loans and Extensions of Credit. The Sarbanes-Oxley Act of 2002 generally prohibits loans by SI Financial to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Savings Institute to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, except for loans made under programs generally available to all employees, and must not involve more than the normal risk of repayment or present other unfavorable features. Savings Institute is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees, and has adopted a policy to this effect. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, are in excess of the greater of $25,000 or 5% of the institution’s capital and surplus (up to a maximum of $500,000), must be approved in advance by a majority of the disinterested members of the Board of Directors.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the following report of the Audit Committee shall not be incorporated by reference into any such filings.

Audit Committee Report

The Company’s management is responsible for the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal control over financial reporting on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. In concluding that the independent registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting process.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm that, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that the Company’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Audit Committee has appointed, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

Audit Committee of the SI Financial Group, Inc. Board of Directors

Steven H. Townsend, Chair
Mark D. Alliod
Donna M. Evan

Nominating and Governance Committee Procedures

General

It is the policy of the Nominating and Governance Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating and Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating and Governance Committee’s resources, the Nominating and Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders

To submit a recommendation of a director candidate to the Nominating and Governance Committee, a stockholder should submit the following information in writing, addressed to the Chair of the Nominating and Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.
The name and address of the stockholder making the recommendation, as they appear on the Company’s books; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nominating and Governance Committee at least 120 calendar days before the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Process for Identifying and Evaluating Nominees

The process that the Nominating and Governance Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

Identification. For purposes of identifying nominees for the Board of Directors, the Nominating and Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as their knowledge of members of the communities served by

Savings Institute. The Nominating and Governance Committee also will consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above. The Nominating and Governance Committee has not used an independent search firm to identify nominees.

Evaluation. In evaluating potential nominees, the Nominating and Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria, which are discussed in more detail below. If such individual fulfills these criteria, the Nominating and Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.

Minimum Qualifications

The Nominating and Governance Committee has adopted a set of criteria that it considers when it selects individuals not currently on the Board of Directors to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in the Company’s Bylaws, which include an age limitation, a stock ownership requirement and a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate must also meet any qualification requirements set forth in any Board or committee governing documents.

If the candidate is deemed eligible for election to the Board of Directors, the Nominating and Governance Committee will then evaluate the prospective nominee to determine if he or she possesses the following qualifications, qualities or skills:

•  contributions to the range of talent, skill and expertise appropriate for the Board;
•  financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements;
•  familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations;
•  personal and professional integrity, honesty and reputation;
•  the ability to represent the best interests of the stockholders of the Company and the best interests of the institution;
•  the ability to devote sufficient time and energy to the performance of his or her duties;
•  independence under applicable Securities and Exchange Commission and listing definitions; and
•  current equity holdings in the Company.

The committee will also consider any other factors it deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.

With respect to nominating an existing director for re-election to the Board of Directors, the Nominating and Governance Committee will consider and review an existing director’s board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the board; and independence.

Stockholder Proposals and Nominations

The Company must receive proposals that stockholders seek to have included in the proxy statement for the Company’s next annual meeting no later than December 6, 2006. If next year’s annual meeting is held on a date more than 30 calendar days from May 3, 2007, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws provides that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before a meeting of stockholders, a stockholder must deliver written notice of such nominations and/or proposals to the Corporate Secretary not less than 30 days before the date of the meeting; provided that if less than 40 days notice or prior public disclosure of the meeting is given or made to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made.

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors. Stockholders who wish to communicate with the Board of Directors or an individual director should send their communications to the care of Sandra A. Mitchell, Corporate Secretary, SI Financial Group, Inc., 803 Main Street, Willimantic, Connecticut 06226. Communications regarding financial or accounting policies should be sent to the attention of the Chair of the Audit Committee. All other communications should be sent to the attention of the Chair of the Nominating and Governance Committee.

Miscellaneous

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

The Company’s Annual Report to Stockholders has been mailed to all persons who were stockholders as of the close of business on March 15, 2006. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Sandra A. Mitchell

Sandra A. Mitchell
Corporate Secretary
Willimantic, Connecticut
April 5, 2006

REVOCABLE PROXY
SI FINANCIAL GROUP, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 3, 2006
 9:00 a.m., Local Time
______________________________

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of SI Financial Group, Inc. (the “Company”), consisting of Rheo A. Brouillard, Roger Engle and Robert O. Gillard, or each of them, with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the annual meeting of stockholders, to be held on May 3, 2006 at 9:00 a.m., local time at the Savings Institute Training Center, 579 N. Windham Road (Route 6), North Windham, Connecticut, and at any and all adjournments or postponements, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1.     The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

Donna M. Evan, Henry P. Hinckley and Steven H. Townsend

		FOR ALL
FOR	WITHHOLD	EXCEPT

9	9	9

INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line below.

2.     The ratification of the appointment of Wolf & Company, P.C. as the independent registered public accounting firm of SI Financial Group, Inc. for the fiscal year ending December 31, 2006.

FOR	AGAINST	ABSTAIN

9	9	9

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED
PROPOSALS.

This proxy is revocable and, if properly signed and dated, will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” each of the proposals listed. If any other business is presented at the annual meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the meeting.

Dated:

SIGNATURE OF STOCKHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)

The above signed acknowledges receipt from the Company, prior to the execution of this proxy, of a Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting and the Annual Report to Shareholders.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

_____________________________

Please complete, date, sign and promptly mail this proxy
in the enclosed postage-paid envelope.

[SI Financial Group, Inc. Letterhead]

Dear ESOP Participant:

On behalf of the Board of Directors of SI Financial Group, Inc. (the “Company”), I am forwarding you the attached peach vote authorization form for the purpose of conveying your voting instructions to First Bankers Trust Services, Inc. (the “Trustee”) on the proposals to be presented at the Annual Meeting of Stockholders of SI Financial Group, Inc. to be held on May 3, 2006. Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders of SI Financial Group, Inc. and a copy of the Company’s Annual Report to Stockholders.

As a participant in the Savings Institute Bank and Trust Company Employee Stock Ownership Plan (the “ESOP”), you are entitled to vote all shares of Company common stock allocated to your account as of March 15, 2006, the record date for the Annual Meeting. All allocated shares of Company common stock will be voted as directed by participants, so long as participant instructions are received by the Trustee on or before April 24, 2006. If you do not direct the Trustee how to vote the shares of Company common stock allocated to your ESOP account, the Trustee will vote your shares in a manner calculated to most accurately reflect the instructions it receives from other participants, subject to its fiduciary duties.

Please complete, sign and return the enclosed peach vote authorization form in the enclosed, postage-paid envelope. Your vote will not be revealed, directly or indirectly, to any employee or director of the Savings Institute Bank and Trust Company or SI Financial Group, Inc.

Sincerely,

/s/ Rheo A. Brouillard

Rheo A. Brouillard
President and Chief Executive Officer

VOTE AUTHORIZATION FORM
I understand that First Bankers Trust Services, Inc., the Trustee, is the holder of record and custodian of all shares of SI Financial Group, Inc. (the “Company”) common stock allocated to me under the Savings Institute Bank and Trust Company Employee Stock Ownership Plan. Further, I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on May 3, 2006.

Accordingly, please vote my shares as follows:

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

Donna M. Evan, Henry P. Hinckley and Steven H. Townsend

		FOR ALL
FOR	WITHHOLD	EXCEPT

9	9	9

INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2.	The ratification of the appointment of Wolf & Company, P.C. as the independent registered public accounting firm of SI Financial Group, Inc. for the fiscal year ending December 31, 2006.

FOR	AGAINST	ABSTAIN

9	9	9

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED
PROPOSALS.

The Trustee is hereby authorized to vote any shares allocated to me as indicated above.

Date	Signature

Please complete, date, sign and return this form in the enclosed, postage-paid envelope no later than April 24, 2006.

[SI Financial Group, Inc. Letterhead]

Dear 401(k) Plan Participant:

On behalf of the Board of Directors of SI Financial Group, Inc. (the “Company”), I am forwarding you the attached yellow vote authorization form for the purpose of conveying your voting instructions to First Bankers Trust Services, Inc. (the “Trustee”) on the proposals to be presented at the Annual Meeting of Stockholders of SI Financial Group, Inc. to be held on May 3, 2006. Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders of SI Financial Group, Inc. and a copy of the Company’s Annual Report to Stockholders.

As a holder of SI Financial Group, Inc. common stock under the Savings Institute Profit Sharing and 401(k) Savings Plan (“401(k) Plan”), you are entitled to direct the Trustee how to vote the shares of common stock credited to your account as of March 15, 2006, the record date for the Annual Meeting. If the Trustee does not receive your instructions by April 24, 2006 the Trustee will vote your shares in a manner calculated to most accurately reflect the instructions received from other 401(k) Plan participants.

Please complete, sign and return the enclosed yellow vote authorization form in the enclosed, postage-paid envelope. Your vote will not be revealed, directly or indirectly, to any employee or director of the Savings Institute Bank and Trust Company or SI Financial Group, Inc.

Sincerely,

/s/ Rheo A. Brouillard

Rheo A. Brouillard
President and Chief Executive Officer

VOTE AUTHORIZATION FORM

I understand that First Bankers Trust Services, Inc., the Trustee, is the holder of record and custodian of all shares of SI Financial Group, Inc. (the “Company”) common stock credited to me under the Savings Institute Profit Sharing and 401(k) Savings Plan. Further, I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on May 3, 2006.

Accordingly, please vote my shares as follows:

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

Donna M. Evan, Henry P. Hinckley and Steven H. Townsend

		FOR ALL
FOR	WITHHOLD	EXCEPT

9	9	9

INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2.	The ratification of the appointment of Wolf & Company, P.C. as the independent registered public accounting firm of SI Financial Group, Inc. for the fiscal year ending December 31, 2006.

FOR	AGAINST	ABSTAIN

9	9	9

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED
PROPOSALS.

The Trustee is hereby authorized to vote any shares allocated to me as indicated above.

Date	Signature

Please complete, date, sign and return this form in the enclosed, postage-paid envelope no later than April 24, 2006.

[SI Financial Group, Inc. Letterhead]

Dear Stock Award Recipient:

On behalf of the Board of Directors of SI Financial Group, Inc. (the “Company”), I am forwarding you the attached blue vote authorization form for the purpose of conveying your voting instructions to First Bankers Trust Services, Inc. (the “Trustee”) on the proposals to be presented at the Annual Meeting of Stockholders of SI Financial Group, Inc. to be held on May 3, 2006. Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders of SI Financial Group, Inc. and a copy of the Company’s Annual Report to Stockholders.

You are entitled to vote all unvested shares of restricted Company common stock awarded to you under the SI Financial Group, Inc. 2005 Equity Incentive Plan (the “Incentive Plan”) that are unvested as of March 15, 2006. The Incentive Plan Trustee will vote these shares of Company common stock held in the Incentive Plan Trust in accordance with instructions it receives from you and other Stock Award Recipients.

To direct the voting of the unvested shares of Company common stock awarded to you under the Incentive Plan, you must complete and sign the attached blue vote authorization form and return it in the enclosed postage-paid envelope no later than April 24, 2006.

Sincerely,

/s/ Rheo A. Brouillard

Rheo A. Brouillard
President and Chief Executive Officer

VOTE AUTHORIZATION FORM

I understand that First Bankers Trust Services, Inc., the Trustee, is the holder of record and custodian of all unvested restricted shares of SI Financial Group, Inc. (the “Company”) common stock awarded to me under the SI Financial Group, Inc. 2005 Equity Incentive Plan. Further, I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on May 3, 2006.

Accordingly, please vote my shares as follows:

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

Donna M. Evan, Henry P. Hinckley and Steven H. Townsend

		FOR ALL
FOR	WITHHOLD	EXCEPT

9	9	9

INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2.	The ratification of the appointment of Wolf & Company, P.C. as the independent registered public accounting firm of SI Financial Group, Inc. for the fiscal year ending December 31, 2006.

FOR	AGAINST	ABSTAIN

9	9	9

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED
PROPOSALS.

The Incentive Plan Trustee is hereby authorized to vote any unvested shares awarded to me as indicated above.

Date	Signature

Please complete, date, sign and return this form in the enclosed, postage-paid envelope no later than April 24, 2006.